Exhibit 23.1

BF Borgers CPA PC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1/A (Amendment No. 2) of our report dated February 16, 2022 to the stockholders and board of directors of Bitech Mining Corporation (the “Company”) on the balance sheet of the Company as at December 31, 2021, and the related statement of operations, statement of stockholders’ equity and cash flows for the year then ended and the related notes, and to the reference to our firm under the caption “Experts” in the related prospectus of the Company dated August 15, 2022. Except to the extent required pursuant to PCAOB AS 4101, we did not do any work after this period (December 31, 2021) and did not review the Company’s unaudited financial statements for the periods ended March 31, 2022 and June 30, 2022 as the review of those financial statements was done by the Company’s current independent registered public accounting firm.

/s/ BF Borgers CPA PC

BF Borgers CPA PC
Lakewood, CO
October 5, 2022